EXHIBIT 4.5

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN AND WILL NOT BE, AS OF THE TIME OF ISSUANCE, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR UNLESS IN THE OPINION OF COUNSEL TO PACIFIC AEROSPACE & ELECTRONICS, INC., NO SUCH REGISTRATION IS REQUIRED. THIS WARRANT AND SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                      -------------------------------------

                          COMMON STOCK PURCHASE WARRANT

                                 No. __________

                              Expiring May 15, 2001



                                                                    May 15, 1998

     PACIFIC AEROSPACE & ELECTRONICS, INC., a Washington corporation (the "Company"), for value received, hereby certifies that _________________ ("Holder"), is entitled to purchase ______________ (__________) shares of the Company's voting common stock, par value $.001 per share (the "Warrant Stock"), at the times and according to the terms set forth in this Warrant.

1. Terms of Warrant. This Warrant is being issued by the Company as additional consideration to the purchasers of its Series B Convertible Preferred Stock. This Warrant shall be exercisable at any time after one year from the date hereof. The exercise price (the "Exercise Price") of this Warrant shall be $7.20 per share of the Warrant Stock acquired upon any such exercise.

2. Exercise of Warrant. The holder of this Warrant may exercise it during normal business hours on any business day commencing on the first anniversary of the date hereof and expiring at 5:00 p.m., P.D.T., on May 15, 2001, or if such date is a day on which federal or state chartered banking institutions are authorized by federal law to close, then on the next succeeding day which shall not be such a day, by surrendering this Warrant to the Company at the Company's principal office or at such other place as the Company may designate in writing, accompanied by an executed subscription agreement in substantially the form annexed hereto as Exhibit "A" and by payment by wire transfer, in cash or by certified or official bank check payable to the order of the Company, or by any combination of such methods, in the amount obtained by multiplying (a) the number of shares of Warrant Stock designated in such subscription by (b) the Exercise Price, whereupon such holder shall be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Warrant Stock as is indicated in the subscription agreement.

3. Partial Exercise Allowed; Issuance of Substitute Warrant. This Warrant is exercisable in whole or in part by Holder. In the event Holder exercises this Warrant with respect to only a portion of the shares of Warrant Stock that could be acquired upon exercise, a replacement warrant ("Replacement Warrant") with identical terms except for a corresponding reduction in the number of shares of Warrant Stock receivable upon exercise of the Replacement Warrant shall be issued by the Company within five trading days after any such partial exercise.

4. When Exercise Effective. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant shall have been surrendered to the Company as provided in Section 2, and at such time the person or persons in whose name or names any certificate or certificates for shares of Warrant Stock shall be issued upon such exercise shall be deemed for all corporate purposes to have become the holder of record thereof.

5. Delivery of Stock Certificates. As soon as practicable after the exercise of this Warrant, and in any event within five trading days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to Holder or to the person or entity such holder may direct (and upon payment by such holder of any applicable transfer taxes), a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Warrant Stock to which the holder or its designee shall be entitled upon such exercise.

6. Adjustment of Warrant Stock Issuable Upon Exercise. If the Company at any time or from time to time after the date of this Warrant but before expiration effects (a) a split or subdivision of the outstanding shares of its then outstanding common stock into a greater number of shares of common stock, (b) declares a dividend or other distribution on its common stock payable in shares of common stock or rights convertible into or exchangeable or exercisable for shares of common stock, or (c) effects a reverse split of the outstanding shares of its common stock into a lesser number of shares of common stock, (by reclassification or otherwise than by payment of a dividend in common stock), then, and in each such case, the number of shares called for on the face of this Warrant (or the face of any replacement Warrant issued upon partial exercise) shall be adjusted proportionally, and the exercise price with respect to such adjusted number of shares also shall be adjusted proportionally. On occurrence of each adjustment of the Exercise Price or the number of shares of Warrant Stock payable upon exercise of the Warrant, the Company at its expense, shall promptly compute such adjustment in accordance with the terms hereof. At the request of the Holder, the Company shall give the Holder a certificate from the Company's independent auditors setting forth such adjustment, showing in detail the facts on which such adjustment is based, the applicable Exercise Price in effect at the time and the number of shares of Warrant Stock that would be received after giving effect to such adjustment.

7. Merger. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into another entity or a transfer of all or substantially all of the assets of the Company to another entity, then before such transaction may be consummated and become effective, the Company shall notify the Holder at least 10 days prior to the consummation of such transaction, and the Holder shall be entitled to receive upon such transfer, merger or consolidation becoming effective, at the election of the Holder either (i) upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof as the case may be, or (ii) a warrant to acquire common stock or other securities of such other entity at an exercise price and upon such other terms as will provide the Holder with economic and other benefits and rights substantially equivalent to those provided herein.

8. Reservation of Shares. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, the number of shares of common stock that would be issuable upon the exercise, in whole, of this Warrant or any replacement Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable with no liability on the part of the holders thereof.

9. Ownership, Transfer and Substitution of Warrant. The Company will treat Holder as the owner and holder of this Warrant for all purposes, until the Company receives notice to the contrary. This Warrant shall be transferable by Holder, and the Company shall recognize on its books and records any lawful transfer of this Warrant upon receipt of notice of such transfer by Holder. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft of destruction of this Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10. No Rights or Liabilities as Stockholder. Nothing herein shall give or shall be construed to give Holder any of the rights of a shareholder of the Company including, without limitation, the right to vote on matters requiring the vote of shareholders, the right to receive any dividend declared and payable to the holders of common stock, and the right to a pro-rata distribution upon the Company's dissolution.

11. Authorization; No Breach. The Company represents and warrants that (i) the Company is duly organized, validly existing, and in good standing under the laws of the State of Washington, and has the requisite power and authority to issue this Warrant and the Warrant Stock; (ii) the number of shares of Warrant Stock issuable upon the entire exercise of this Warrant are presently authorized but unissued; (iii) the issuance of this Warrant and the issuance of the Warrant Stock issuable upon exercise of this Warrant have been authorized and approved by all necessary corporate action; (iv) the execution, delivery and issuance of this Warrant and the issuance of the Warrant Stock underlying this Warrant will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or the provision or provisions of any agreement to which the Company is a party or is subject, or by which any of the Company's property is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such agreement, or constitute a breach of any fiduciary duty owed by the Company to any third party, or require the approval of any third party pursuant to any contract, agreement, instrument, relationship or legal obligation to which the Company is subject or to which any of its properties may be subject; and (v) when issued, both this Warrant and the Warrant Stock issuable upon exercise of this Warrant shall be duly and validly issued, fully paid and nonassessable.

12. No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

13. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company, upon receipt by it of a form of Warrant reflecting the terms of the new Warrant, at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

14. Notices. All notices and other communications provided for herein shall be delivered or mailed by first class mail, postage prepaid, addressed (a) if to any holder of any Warrant or Warrant Stock, at the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, at its principal office, or to such other location as the Company shall have furnished to each holder of any Warrants or Warrant Stock in writing, provided that the exercise of any Warrants shall be effective only in the manner provided in Section 2.

15. Miscellaneous. This Warrant, and the Securities Purchase Agreement and Registration Rights Agreement, each of even date herewith, between the Company and the Holder embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. There are no unwritten oral agreements between the parties with respect to the subject matter hereof. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by the laws of the State of Washington. The headings of this Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.


                                       PACIFIC AEROSPACE & ELECTRONICS, INC.


                                       By:
                                           -------------------------------------

                                           Donald A. Wright,  President

                                    Exhibit A

                                  SUBSCRIPTION
                                  ------------

     (To be executed by the holder of the Warrant to exercise the right to purchase common stock evidenced by the Warrant)

      To:  Pacific Aerospace & Electronics, Inc.
           c/o Eugenie D. Mansfield
           Stoel Rives LLP
           One Union Square
           600 University Street, Suite 3600
           Seattle, Washington 98101-3197
           Fax:  (206) 386-7500

     The undersigned hereby irrevocably subscribes for ___________shares of the common stock, par value $.001 per share, of Pacific Aerospace & Electronics, Inc., a Washington corporation, pursuant to and in accordance with the terms and conditions of a Warrant dated May 15, 1998 (the "Warrant"), and tenders with this Subscription Agreement (a) the Warrant and (b) payment of $_____________ as payment for the shares, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below.

                       ----------------------------------
                       ----------------------------------
                       ----------------------------------
                       ----------------------------------

     The undersigned agrees that, upon issuance of the shares, the undersigned will execute an investment letter in the form attached hereto as Exhibit 1, to reflect that the shares are being acquired for investment purposes and not with a view toward their resale or distribution to the public.



---------------------------------------
Signed

---------------------------------------
Dated

                                    Exhibit 1
                                    ---------



Pacific Aerospace & Electronics, Inc.
434 Olds Station Road
Wenatchee, WA 98801

          Re: ___________ shares of common stock, $.001 par value per share, of Pacific Aerospace & Electronics, Inc., a
          Washington corporation (the "Shares")

Ladies and Gentlemen:

     This letter is given to you in connection with the undersigned's acquisition of the above described Shares.

1. The Shares are being acquired by the undersigned for investment for the undersigned's own account and not on behalf of any other persons, and not with a view to, or for resale or other distribution in connection with, any distribution of all or any part of the Shares, unless pursuant to an effective registration statement under the Acts (as defined below) or a transaction exempt from the registration and prospectus delivery requirements of state and federal securities laws.

2. You shall not be required to effect, permit or recognize any sale, offer for sale, exchange, transfer, assignment or pledge of any or all of the Shares unless the sale of the Shares is registered under the Securities Act of 1933, and any applicable state securities acts (collectively, the "Acts"), or unless in the opinion of your counsel, such registration is not required; and you shall be entitled to cause legends to this effect to be endorsed on any certificates evidencing the Shares. If you are provided with an opinion of counsel that such registration is not required, you shall permit the transfer of the Shares and within five trading days cause the issuance to the undersigned of certificates for the Shares without legends. Further, you shall have the right to place a stop-transfer order with your Secretary or transfer agent pursuant to which transfer of all or any portion of the Shares shall be prohibited except upon a proper showing of compliance with this letter.

3. The undersigned understands that it must bear the economic risk of this investment for an indefinite period of time because the Shares have not been registered under the Acts, and consequently cannot be sold or otherwise transferred unless they are subsequently registered under the Acts or exemptions from registration are available.

4. Notwithstanding anything to the contrary contained herein, the undersigned does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with United States federal and state securities laws.

                                       Very truly yours,

Dated: _______________

                                       -----------------------------------------